                                                               EXHIBIT 21.1

                           LIST OF SUBSIDIARIES

NAME                                                      STATE OF INCORPORATION
----                                                      ----------------------
Conrad Shipyard, Inc. (formerly named Conrad Industries,
 Inc.)..................................................        Louisiana
Orange Shipbuilding Company, Inc........................        Texas